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                         MERCANTILE BANCORPORATION INC.
      PROXY FOR SPECIAL MEETING OF SHAREHOLDERS, WEDNESDAY, JULY 28, 1999
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                     PROXY

    The undersigned hereby appoint(s) T. H. JACOBSEN, J. W. McCLURE and J. W. BILSTROM, and each of them, with or without the others, proxies, with full power of substitution, to vote on the following matters as directed hereon and in their discretion upon such other business as may properly come before the meeting, all shares of stock of Mercantile Bancorporation Inc. (the "Corporation") that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Corporation to be held at Mercantile Bancorporation Inc., 7th and Washington, One Mercantile Center, St. Louis, Missouri 63101, on Wednesday, July 28, 1999, at 9:00 A.M., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Joint Proxy Statement/Prospectus for such meeting, receipt of which is hereby acknowledged.

1. Approval of the Agreement and Plan of Merger, dated as of April 30, 1999, as amended, by and between the Corporation and Firstar Corporation, a Wisconsin corporation, and the transactions contemplated by that agreement, as more fully described in the Joint Proxy Statement-Prospectus accompanying this form of proxy.

2. In their discretion, upon any other business, including adjournments of the meeting, that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY SUBMITTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, ALL PROPERLY SUBMITTED PROXIES WILL BE VOTED "FOR" THE PROPOSALS LISTED.

IMPORTANT: THIS CARD MUST BE DATED AND SIGNED ON THE REVERSE SIDE AND RETURNED PRIOR TO THE MEETING TO BE EFFECTIVE.

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                         MERCANTILE BANCORPORATION INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

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
       1.  Approval of the Agreement and Plan of Merger,
           dated as of April 30, 1999, as amended, by and
           between the Corporation and Firstar Corporation,  / / FOR
           a Wisconsin corporation, and the transactions     / / AGAINST
           contemplated by that agreement, as more fully     / / ABSTAIN
           described in the Joint Proxy
           Statement-Prospectus accompanying this form of
           proxy.
       2.  In their discretion, upon any other business
           that may properly come before the meeting.
       3.  Check here if you will attend the meeting.        4.  Check here if address change is noted.
                                 / /                                                 / /

                                                             Dated:                                , 1999
Signatures:                                                        --------------------------------
                                                             NOTE: Please sign exactly as name appears hereon.
                                                                   Joint Owners should each sign. When signing as
                                                                   attorney, executor, administrator, trustee or
                                                                   guardian, please give full title as such.
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                   TRIANGLE   FOLD AND DETACH HERE   TRIANGLE

CONTROL NUMBER

             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

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TO VOTE BY PHONE       Call toll free 1-888-514-4508 any time on a touch tone telephone. There is NO CHARGE to you for the call.

                       Enter the 6-digit CONTROL NUMBER located above.

                       Option #1:  To vote "FOR" ALL proposals: Press 1.
                                  When asked, please confirm your vote by pressing 1.

                       Option #2:  If you choose to vote on each proposal or nominee separately, press 0 and follow the simple recorded instructions.

TO VOTE BY INTERNET    Go to the following website:
                       www.harrisbank.com/wproxy

                       Enter the information requested on your computer screen, including your 6-digit CONTROL
                       NUMBER located above.

                       Follow the simple instructions on the screen.
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 IF YOU VOTE BY TELEPHONE OR THE INTERNET, IT IS NOT NECESSARY TO MAIL BACK THE
                                  PROXY CARD.

                             THANK YOU FOR VOTING!

                   TRIANGLE   FOLD AND DETACH HERE   TRIANGLE

                                SEE REVERSE SIDE

                                ADMISSION TICKET

       This is your ticket of admission to the Special Meeting of Shareholders of Mercantile Bancorporation Inc., to be held at Mercantile Bancorporation Inc., 7th and Washington, One Mercantile Center, St. Louis, Missouri 63101, on Wednesday, July 28, at 9:00 a.m., local time.

       IF YOU PLAN TO ATTEND THE MEETING, PLEASE CHECK BOX NUMBER 3 ON THE PROXY FORM AND SUBMIT YOUR PROXY PROMPTLY, AS MEETING SEATING WILL BE LIMITED. PLEASE DETACH THIS CARD AND BRING IT WITH YOU TO THE MEETING FOR PRESENTATION AT THE DOOR.

       PLEASE NOTE: Cameras and recording devices are not permitted at the Special Meeting.

      THIS TICKET WILL ADMIT THE SHAREHOLDER(S) WHOSE NAME(S) APPEAR(S) ON THE REVERSE SIDE OF THIS TICKET AND IS NONTRANSFERABLE.

                         MERCANTILE BANCORPORATION INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                ADMISSION TICKET
                         MERCANTILE BANCORPORATION INC.
                               7TH AND WASHINGTON
                             ONE MERCANTILE CENTER
                           ST. LOUIS, MISSOURI 63101

                            WEDNESDAY, JULY 28, 1999